Exhibit 10.9.5

FIFTH AMENDMENT TO THE
AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013
The Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013, and as subsequently amended (the “Plan”), is hereby amended, effective as of the dates below, as follows:
1.Effective January 1, 2024, Section 2.27 is amended by adding the following at the end thereof:
“If you were employed by Horizon Therapeutics plc or any of its subsidiaries (“Horizon”) on October 6, 2023 (the “Effective Time”) and, effective as of the Effective Time, your employment continued with Horizon or you transitioned to employment with the Company, then, for purposes of calculating your Years of Service under the Plan, you shall receive credit for your service with the Company Group and its predecessors (as defined in the Transaction Agreement) to the same extent and for the same purposes for which your service was credited under the Horizon Therapeutics USA, Inc. Deferred Compensation Plan as of the Effective Time.”
2.    Effective January 1, 2024, Appendix A is amended by adding the following entity to the end of the list of Participating Subsidiaries and Affiliates of Amgen Inc.:
“12.    Horizon Therapeutics USA, Inc. and its U.S. subsidiaries - January 1, 2024”
To record this Fifth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this _18__ day of December, 2023.
AMGEN INC.

By:    /s/ Derek Miller
Name:    Derek Miller
Title:    Senior Vice President, Human Resources